SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2011

INTERFACE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 437-6800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As described in our Current Report on Form 8-K filed on June 30, 2011, we have entered into the Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011, among Interface, Inc., InterfaceFLOR, LLC (an indirect subsidiary of Interface, Inc.), the lenders listed therein, Wells Fargo Bank, National Association, as Domestic Agent and Collateral Agent, and Bank of America, N.A., as Syndication Agent. We are re-filing the Seventh Amended and Restated Credit Agreement as Exhibit 99.1 to this 8-K to include all of the exhibits and schedules thereto.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 26, 2011, Interface, Inc. (the “Company”) issued a press release reporting its financial results for the third quarter of 2011 (the “Earnings Release”). A copy of the Earnings Release is included as Exhibit 99.2 hereto and hereby incorporated by reference. The information set forth in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit No.	Description

99.1	Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011, among Interface, Inc, InterfaceFLOR, LLC, the lenders listed therein, Wells Fargo Bank, National Association, and Bank of America, N.A.

99.2	Press Release of Interface, Inc., dated October 26, 2011, reporting its financial results for the third quarter of 2011 (furnished pursuant to Item 2.02 of this Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President

Date: October 26, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011, among Interface, Inc, InterfaceFLOR, LLC, the lenders listed therein, Wells Fargo Bank, National Association, and Bank of America, N.A.

99.2	Press Release of Interface, Inc., dated October 26, 2011, reporting its financial results for the third quarter of 2011 (furnished pursuant to Item 2.02 of this Report).